      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 2, 1999


                                                      REGISTRATION NO. 333-79383
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            ASCENT PEDIATRICS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                             2834                            04-3047405
   (STATE OR OTHER JURISDICTION       (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)           IDENTIFICATION NUMBER)

                       187 BALLARDVALE STREET, SUITE B125
                              WILMINGTON, MA 01887
                                 (978) 658-2500
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                  ALAN R. FOX
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            ASCENT PEDIATRICS, INC.
                       187 BALLARDVALE STREET, SUITE B125
                              WILMINGTON, MA 01887
                                 (978) 658-2500
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:

                             DAVID E. REDLICK, ESQ.
                            PHILIP P. ROSSETTI, ESQ.
                               HALE AND DORR LLP
                                60 STATE STREET
                                BOSTON, MA 02109
                                 (617) 526-6000

                            ------------------------


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As promptly as practicable after this registration statement becomes effective and certain other conditions under the merger agreement are met or waived.


     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering. [ ]   ____________

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. [ ]   ____________
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



     The purpose of this amendment is to supplement Ascent's proxy statement/prospectus dated June 8, 1999. The supplement contained herein describes a supplemental agreement with Alpharma USPD Inc. amending the terms of our loan agreement with Alpharma and the other strategic alliance agreements described in the proxy statement/prospectus and a third amendment to the May 1998 securities purchase agreement under which funds affiliated with ING Furman Selz have agreed to loan Ascent up to $4.0 million.

                            ASCENT PEDIATRICS, INC.

                                   SUPPLEMENT
                              DATED JULY    , 1999
                                       TO
                           PROXY STATEMENT/PROSPECTUS
                                       OF
                            ASCENT PEDIATRICS, INC.

INTRODUCTION

     This supplement is provided for the purpose of supplementing the proxy statement/ prospectus dated June 8, 1999 of Ascent Pediatrics, Inc., a Delaware corporation.

     This supplement is being furnished to holders of Ascent common stock and Ascent Series G preferred stock in connection with the solicitation of proxies by the Board of Directors of Ascent for use at the annual meeting of stockholders of Ascent, which was initially scheduled to be held on Wednesday, July 7, 1999 and which, as described below, has been rescheduled to Friday, July 23, 1999, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, commencing at 10:00 a.m., local time.

     As more fully described in the proxy statement/prospectus, at the annual meeting of stockholders you will be asked to vote on proposals relating to our strategic alliance with Alpharma Inc. and Alpharma USPD Inc., which we announced in February 1999, and specified other proposals. As described in the proxy statement/prospectus, as part of our strategic alliance with Alpharma, we have agreed to assign to Alpharma a call option, exercisable in 2002, to purchase all of the Ascent common stock then issued and outstanding at a price to be determined by a formula based on our 2001 earnings. In order to subject your stock to the call option, we have formed a subsidiary and entered into a merger agreement with it which provides that the subsidiary will merge with and into us and that each share of Ascent common stock owned by you will be converted into a depositary share evidencing one share of Ascent common stock, subject to the call option and represented by a depositary receipt.

     This supplement is first being mailed to stockholders of Ascent on or about
July   , 1999. This supplement should be read in conjunction with Ascent's proxy statement/ prospectus dated June 8, 1999.

BACKGROUND

     In the proxy statement/prospectus, we indicated under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" that our existing capital resources and internally generated funds would only satisfy our capital requirements into June 1999 (and not through the annual meeting of stockholders). As part of our discussions with Alpharma and ING Furman Selz regarding obtaining bridge financing to fund our capital requirements until the annual meeting of stockholders, we reviewed with them our most recent budget. The anticipated losses in this budget for 1999 were higher than anticipated in our original budget for 1999.

     One concern prompted by these anticipated higher losses relates to our stockholders' deficit in future periods. Under our loan agreement with Alpharma, Alpharma has the right to decline to make a loan to us if our balance sheet reflects a stockholders' deficit (calculated in a manner that treats as equity any amounts outstanding under our 8% subordinated notes and any amounts outstanding under any debt securities issued upon exchange of our Series G preferred stock).


     As a result, in order to provide additional assurances to Alpharma with respect to our anticipated losses, address our stockholders' deficit and obtain bridge financing to fund our operations through the annual meeting of stockholders, on July 1, 1999, we entered into a supplemental agreement with Alpharma amending the terms of our loan agreement with Alpharma and the other strategic alliance agreements described in the proxy statement/ prospectus. On July 1, 1999, we also entered into a third amendment to the May 1998 securities purchase agreement under which funds affiliated with ING Furman Selz have agreed to loan us up to an aggregate of $4.0 million, $2.0 million of which was advanced to Ascent upon the signing of the third amendment. The supplemental agreement is included as Annex A to this supplement. The third amendment is filed as an exhibit to the registration statement of which this supplement is a part.


     Although we are not seeking your consent to the supplemental agreement or the third amendment, in order to give you an opportunity to assess the impact of these agreements on our strategic alliance with Alpharma, we have rescheduled the annual meeting of stockholders from Wednesday, July 7, 1999 to Friday, July 23, 1999, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, commencing at 10:00 a.m., local time.

SUPPLEMENTAL AGREEMENT

     Under the Supplemental Agreement, we have agreed as follows:

     - Prior to the approval and commercial launch of both our Primsol and Orapred products, we will not use any funds for any purpose other than normal operating expenses and expenses relating to such products as set forth in our operating plan, as updated from time to time.

     - A screening committee comprised of two nominees of Ascent, one nominee of Alpharma and one nominee of ING Furman Selz will be established for the purpose of approving any changes to our operating plan involving materially increased expenditures and reviewing and approving acquisitions of companies, products or product lines or rights to sell a product or product line and research and development projects. Our two nominees will together have one vote, and the nominees of Alpharma and ING Furman Selz will each have one vote. The screening committee will act by unanimous approval prior to the approval and commercial launch of our Primsol and Orapred products and by majority approval following the approval and commercial launch of these products.

     Under the supplemental agreement, we have also agreed to additional restrictions on our rights to borrow funds under our loan agreement with Alpharma. Under the loan agreement, prior to its amendment by the supplemental agreement, we were entitled to borrow up to an additional $36.0 million on or after the closing of the merger as follows:

     - up to an additional $8.0 million for general corporate purposes;

     - up to an additional $8.0 million in order to (a) acquire all of the stock or assets of a company, (b) acquire a product or product line or the right to sell a product or product line or (c) support a research and development project; and

     - up to an additional $20.0 million in order to (a) acquire all of the stock or assets of a company that meets specified criteria, (b) acquire a product or product line or the right to sell a product or product line that meets specified criteria or (c) support a research and development project.

     The additional restrictions we have agreed to under the supplemental agreement are as follows:

     - We may only use the $8.0 million allocated for general corporate purposes under the loan agreement for the purposes set forth in our operating plan, as updated from time to time; and

     - we may only borrow the remaining $28.0 million for acquisitions and research and development projects approved by the screening committee.

     The supplemental agreement also amends the loan agreement, the depositary agreement and the subordination agreement in order to reflect the 7.5% convertible subordinated notes issued to funds affiliated with ING Furman Selz and to treat such notes in the same manner as our existing 8% subordinated notes and the 8% convertible notes issuable upon conversion of our Series G preferred stock.

ING FURMAN SELZ LOAN ARRANGEMENT


     On July 1, 1999, we and the Series G purchasers entered into a third amendment to the May 1998 securities purchase agreement under which funds affiliated with ING Furman Selz agreed to loan us up to $4.0 million. Upon executing the third amendment, we borrowed $2.0 million from these funds and issued them 7.5% convertible subordinated notes in the aggregate principal amount of up to $4.0 million and warrants to purchase 300,000 shares of Ascent common stock. The funds affiliated with ING Furman Selz have agreed to loan us the additional $2.0 million under the third amendment in one or more installments on or before June 30, 2001 solely to prevent or eliminate any stockholders' deficit reflected on our balance sheet (calculated in a manner that treats as equity any amounts outstanding under our 8% subordinated notes and our 7.5% convertible subordinated notes and any amounts outstanding under any debt securities issued upon exchange of our Series G preferred stock). The obligation of the funds affiliated with ING Furman Selz to loan us the additional $2.0 million is subject to the fulfillment to their reasonable satisfaction or the waiver by the funds of conditions, including the following:


     - we are not in default under the May 1998 securities purchase agreement;


     - we have or expect to have a stockholders' deficit reflected on our balance sheet (calculated in a manner that treats as equity any amounts outstanding under our 8% subordinated notes and our 7.5% convertible subordinated notes and any amounts outstanding under any debt securities issued upon exchange of our Series G preferred stock) and either the requested loan from the funds affiliated with ING Furman Selz will prevent or eliminate such stockholders' deficit or Alpharma agrees in writing that it will not deny Ascent's next borrowing request under the Alpharma loan agreement because of such stockholders' deficit; and


     - no event has occurred and is continuing since September 30, 1998 which makes it reasonably probable that our operating income for the 2001 fiscal year will be less than $10.0 million or, if such an event has occurred, Alpharma has agreed in writing that it will not deny Ascent's next borrowing request under the Alpharma loan agreement because of such event.

     We have agreed that, if we borrow any portion of the additional $2.0 million, we will issue additional warrants to purchase shares of Ascent common stock to the funds affiliated with ING Furman Selz. The warrants will be exercisable for a number of shares of Ascent common stock equal to 1.5 shares for each additional $10.00 borrowed. All of the warrants we have issued or may issue under the third amendment have an exercise price of $3.00 per share and expire on July 1, 2006.


     The 7.5% convertible subordinated notes issued under the third amendment expire on July 1, 2004 and are convertible into shares of Ascent common stock at a conversion price of $3.00 per share in accordance with the terms of the May 1998 securities purchase agreement, as amended. Interest on the notes is due and payable quarterly, in arrears, on the last day of each calendar quarter, and the outstanding principal on the notes is payable in full on July 1, 2004.

VOTING PROCEDURES

     Enclosed for your convenience is a duplicate proxy card. If you have not already voted or would like to change your vote, please complete, sign, date and promptly return the enclosed proxy card in the enclosed envelope. If we receive the enclosed proxy card, duly executed and dated, prior to the rescheduled annual meeting, any proxy that you previously granted will be, without further action, revoked. Any proxy previously granted to Ascent may also be revoked by delivering written notice of revocation to the Secretary of Ascent, prior to the time voting is declared closed or by attending the rescheduled annual meeting of stockholders and voting in person.

     IF YOU HAVE ALREADY RETURNED A PROXY CARD AND DO NOT WISH TO CHANGE YOUR VOTE, NO FURTHER ACTION IS REQUIRED.

     If you have questions or require an additional copy of the proxy statement/prospectus, please contact us at 187 Ballardvale Street, Suite B125, Wilmington, Massachusetts 01887, Attention: John G. Bernardi at 978-658-2500.

                                          By order of the Board of Directors
                                          Alan R. Fox
                                          President

July   , 1999

                                                                         ANNEX A

                            ASCENT PEDIATRICS, INC.

                             SUPPLEMENTAL AGREEMENT

                               DATE: JULY 1, 1999

                               TABLE OF CONTENTS

                                                              Page
                                                              ----
ARTICLE I
  DEFINITIONS, ETC..........................................  A-1
ARTICLE II
  AMOUNT AND TERMS OF SECURITIES............................  A-2
ARTICLE III
  ADDITIONAL CONDITIONS OF OBLIGATIONS OF THE LENDER........  A-2
ARTICLE IV
  COVENANTS OF THE COMPANY..................................  A-3
ARTICLE V
  ADDITIONAL REPRESENTATIONS OF THE COMPANY.................  A-4
ARTICLE VI
  OTHER AMENDMENTS..........................................  A-4

     SUPPLEMENTAL AGREEMENT (the "Agreement") dated as of July 1, 1999 among Ascent Pediatrics, Inc., a Delaware corporation (the "Company"), Alpharma USPD Inc., a Maryland corporation (the "Lender"), and Alpharma Inc., a Delaware corporation (the "Parent"), State Street Bank and Trust Company (the "Depositary") and each of the Original Lenders named in the Subordination Agreement described below.

     WHEREAS, pursuant to the Loan Agreement dated as of February 16, 1999 among the Company, the Lender and the Parent (the "Loan Agreement"), the Lender has agreed to loan to the Company an aggregate of up to $40 million from time to time upon the terms and conditions set forth therein;


     WHEREAS, the Lender, the Company and the Depositary are parties to a Depositary Agreement dated February 16, 1999 (the "Depositary Agreement");


     WHEREAS, the Lender, the Company and the Original Purchasers named therein are parties to a Subordination Agreement dated February 16, 1999 (the "Subordination Agreement");


     WHEREAS, the Company, the Lender and the Parent are parties to a Master Agreement dated February 16, 1999 (the "Master Agreement");


     WHEREAS, the parties wish to supplement and amend the Loan Agreement, the Depositary Agreement, the Master Agreement and the Subordination Agreement upon the terms and conditions set forth herein;

     WHEREAS, the Lender is the sole Holder of the Note (as defined in the Loan Agreement) and the parties are entering into this Agreement (to the extent it modifies the Loan Agreement) pursuant to Section 12.1 of the Loan Agreement.

     WHEREAS, on or prior to the date hereof, this Agreement has been approved by a majority of the Non-Alpharma Directors pursuant to Section 9.01 of the Depositary Agreement and Section 8.5 of the Master Agreement;

     NOW, THEREFORE, in consideration of the premises, it is agreed by and among the parties hereto as follows:

                                   ARTICLE I

                               DEFINITIONS, ETC.

     1.1 Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement or in the Ancillary Agreements (as defined in the Loan Agreement).

     1.2  Unless the context otherwise requires:

          a. a term has the meaning assigned to it;

          b. an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          c. "or" is not exclusive;

          d. words in the singular include the plural and in the plural include the singular;

          e. provisions apply to successive events and transactions; and

          f. "herein", "hereof" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

     1.3 This Agreement amends and supplements the Loan Agreement, the Depositary Agreement, the Subordination Agreement, the Guaranty Agreement and the Master Agreement. In case of any inconsistency between the terms of this Agreement and the Loan Agreement, the Depositary Agreement, the Subordination Agreement, the Guaranty Agreement or the Master Agreement, the terms of this Agreement shall govern. In the absence of such inconsistency, all provisions of the Loan Agreement, the Depositary Agreement, the Subordination Agreement, the Guaranty Agreement and the Master Agreement shall remain in full force and effect. Without limiting the foregoing, (a) the conditions set forth in Article III hereof shall for all purposes be considered part of Section 4.2 or 4.3 of the Loan Agreement, as applicable; (b) the representations set forth in Article V hereof shall for all purposes be considered part of Article III of the Loan Agreement; and (c) the covenants set forth in Sections 6.5 and 6.7 and Article IV hereof shall for all purposes (including defining Defaults and Events of Default) be considered part of Article VI of the Loan Agreement. Any reference in the Loan Agreement, the Depositary Agreement, the Master Agreement, the Guaranty Agreement or the Subordination Agreement to any such agreement or to the Ancillary Agreements shall be deemed to be a reference to such agreement as modified hereby. Any reference in any such agreement to approval or adoption of the Merger Agreement and the transactions contemplated thereby shall be deemed to be a reference to the Merger Agreement and such transactions as modified hereby.

     1.4 The parties may sign any number of copies of this Agreement. Each signed copy shall be an original and may be signed in counterparts, but all of them together represent the same agreement.

     1.5 The laws of the State of New York, without regard to principles of conflicts of law, shall govern this Agreement to the extent it modifies the Loan Agreement or the Subordination Agreement. The laws of the State of Delaware, without regard to principles of conflicts of laws, shall govern this Agreement to the extent it modifies the Depositary Agreement or the Master Agreement.

                                   ARTICLE II

                         AMOUNT AND TERMS OF SECURITIES

     2.1 In addition to its obligations under Section 2.3(a) of the Loan Agreement, with respect to any Project Loan or Screened Project Loan, the Company shall, on the date required by such Section, deliver a Notice of Borrowing to each member of the Screening Committee (as defined herein) and to the Lender.

     2.1 In addition to the requirements under 2.3(b) of the Loan Agreement, each Notice of Borrowing shall describe the proposed use of proceeds, and shall provide sufficient information to allow the Lender and the Screening Committee to reasonably determine that the proceeds of the requested Loan will be used as required by Section 4.1 or 4.3 of this Agreement.

                                  ARTICLE III

               ADDITIONAL CONDITIONS OF OBLIGATIONS OF THE LENDER

     The obligation of the Lender to make any Loans on or after the date hereof, including the first Unrestricted Loan, is subject to the fulfillment to its reasonable satisfaction, or the waiver by the Lender, on or prior to the applicable Loan Date, of each of the following additional conditions:

          (a) The Third Amendment to the May 1998 Securities Purchase Agreement in the form attached hereto as Exhibit A (the "Investment Agreement") shall be in full force and effect.


          (b) The Furman Selz Entities (as defined in the Investment Agreement) shall have invested $2,000,000 in the Company in exchange for 7.5% Convertible Subordinated Notes due July 1, 2004 (the "New Notes") as required by the Investment Agreement and such other amounts as may be required from time to time pursuant to the Investment Agreement; the Company and each Furman Selz Entity shall have performed in all material respects all of their respective obligations under the Investment Agreement.



          (c) The Lender shall be reasonably satisfied that the proceeds of any Unrestricted Loans being made will be used as set forth in Section 4.1 of this Agreement and that the proceeds of any Project Loans or Screened Project Loans will be used for the purposes approved by the Screening Committee pursuant to Section 4.3 of this Agreement.


                                   ARTICLE IV

                            COVENANTS OF THE COMPANY

     Subject to Section 6.10 of the Loan Agreement, the Company hereby covenants and agrees that prior to the Option Expiration Date:

     4.1 The Lender agrees that the Company delivered to the Lender on or about May 19, 1999 a detailed operating plan (designated the 1999 P-1 plan) covering the period ending December 31, 2001 (the "Plan"). Not later than the first day of each calendar month, the Company shall notify the Lender in writing of any material changes to the Plan or to the assumptions underlying the Plan (each such notification, an "Update"). Notwithstanding Section 6.6 of the Loan Agreement, the Company shall use the proceeds of Unrestricted Loans only for the purposes specified in the Plan or any Update; provided, however that the Company shall not make any expenditures that are (in the aggregate) materially in excess of those contemplated by the Plan (or by any Update that has previously received Screening Committee Approval (as defined below)) unless such expenditures shall have received Screening Committee Approval. Prior to the date (the "Final Launch Date") on which (i) the FDA has granted marketing approval to the Company for both Primsol and the Orapred refrigerated product and (ii) both of such products have been commercially launched by the Company, the Plan and any Updates, shall contemplate only normal operating expenses of the Company, and expenses related to Primsol and the Orapred refrigerated product and any other purpose that receives Screening Committee Approval. Prior to the Final Launch Date, the Company shall not use the proceeds of Unrestricted Loans, any amounts received pursuant to the Investment Agreement or any other available funds (other than Project Loans or Screened Project Loans that receive Screening Committee Approval) for any other purpose, including, without limitation, any purpose related to Pediavent or the Orapred non-refrigerated product (other than as reflected in the Plan but not any Update).

     4.2 The Company and the Lender hereby form a committee under this agreement (the "Screening Committee"), consisting of two nominees of the Company (who together shall have one vote), one nominee of the Lender (who shall have one vote) and one nominee of the Furman Selz Entities as a group (who shall have one vote). The initial nominees of the Company shall be the Chairman and the President and Chief Executive Officer of the Company. Vacancies on the Screening Committee shall be filled by the Company, the Lender or the Furman Selz Entities, as applicable. The Screening Committee is not a committee of the Company or of the Board of Directors. The nominee of Alpharma shall have no duty to protect the interests of the Company, its stockholders or any of its creditors other than the Lender. The nominees of the Company and the Furman Selz Entities shall have no duty to protect the interests of the Lender.

     4.3 Except as provided in Section 4.1, the Company shall not (a) use any funds for any Project or (b) enter into commitments or agreements with respect to any Project, unless in each case such action has received Screening Committee Approval. Notwithstanding Section 6.6 of the Loan Agreement, the Company shall use the proceeds of any Project Loan or Screened Project Loan only for purposes that have received Screening Committee Approval. Prior to the Final Launch Date, "Screening Committee Approval" means approval by all three votes on the Screening Committee. On and after the Final Launch Date, "Screening Committee Approval" means approval by two of the three votes on the Screening Committee. The Screening Committee may, in its discretion, refuse to give Screening Committee Approval to any Project or other action.

                                   ARTICLE V

                   ADDITIONAL REPRESENTATIONS OF THE COMPANY

     The Company represents and warrants to the Lender that the Plan, each operating budget or business plan required by the Loan Agreement to be delivered and each Update required by this Agreement to be delivered is or will be based on underlying assumptions of the Company which provide a reasonable basis for the projections contained therein and which the Company reasonably believes are fair and reasonable in light of the historical financial performance of the Company and of current and reasonably foreseeable business conditions (based upon the good faith best judgment in respect thereof of the Chief Executive Officer of the Company).

                                   ARTICLE VI

                                OTHER AMENDMENTS

     6.1 The definition of the term "Option Expiration Date" in the Depositary Agreement is amended by adding the following text to the end of such definition:

     "or Article III of the Supplemental Agreement dated as of July 1, 1999 among the Company, Alpharma, Alpharma Inc., State Street Bank and Trust Company and the other parties named on the signature pages thereof (including, without limitation, the failure of such condition due to the lack of Screening Committee Approval (as defined in such agreement))."

     6.2 Clause (Y) of the proviso in the definition of the term "Option Exercise Price" in the Depositary Agreement is amended and restated in its entirety as follows:

     "(Y) with respect to each Depositary Share (the "Series G Shares") issued or issuable upon conversion of the (I) the Series G Preferred, (II) any convertible notes issuable upon exchange of the Series G Preferred or (III) the 7.5% Convertible Subordinated Notes due July 1, 2004, in each case outstanding as of the Option Closing Date, or issued or issuable upon exercise of the warrants issued pursuant to the Series G Agreement, as amended by the third amendment thereto, dated as of July 1, 1999 (to the extent any such shares continue to be held as of the Option Closing Date by one of the purchasers set forth on Schedule 1 to the Series G Agreement as so amended or an Affiliate of any such purchasers), the Original Option Exercise Price; and"


     6.3 The Loan Agreement is hereby amended to amend and restate clause (i) of the definition of "Impairment Event" in its entirety as follows:

     "(i) the existence of a Negative Equity Position, provided, however, that notwithstanding the requirements of GAAP, (A) any amounts outstanding under the 8% Subordinated Notes, (B) any amounts outstanding under any debt securities issued upon conversion or exchange of the Series G Preferred and
     (C) any amounts outstanding under the Company's 7.5% Convertible Subordinated Notes due July 1, 2004 shall be considered to be equity for purposes of this clause only;"

     6.4 The Loan Agreement is hereby amended to amend and restate the definition of "Negative Equity Position" in its entirety as follows:

     "Negative Equity Position" means the existence of a stockholders' deficit on the Company's balance sheet, determined in accordance with GAAP, as of
     (i) the last day of any monthly fiscal period or (ii) if so requested by the Lender or the Original Lenders (as defined in the Subordination Agreement) at any time when the maximum amount of Unrestricted Loans is outstanding, the latest practicable date."

     6.5 The Lender consents to the Company entering into the Investment Agreement and consummating the transactions contemplated thereby. Subject to
Section 6.10 of the Loan Agreement, the Company hereby covenants and agrees that any amendment to the Investment Agreement or the New Notes shall require the consent of the Lender.

     6.6 Section 7.1 of the Loan Agreement is hereby amended to add a new subsection (i) to read as follows:

     "(i) Indebtedness incurred pursuant to the Third Amendment to the May 1998 Securities Purchase Agreement."

     6.7 Subject to Section 6.10 of the Loan Agreement, the Company hereby covenants and agrees that (a) all amounts required to be invested in the Company from time to time pursuant to the Investment Agreement shall be so invested, (b) the Company shall not make any payments on the 8% Subordinated Notes, the convertible notes issuable pursuant to the May 1998 Securities Purchase Agreement or the New Notes except pursuant to their terms on the date hereof.

     6.8 The Subordination Agreement is hereby amended to include the New Notes in the definition of "Furman Notes."

     6.9 The Subordination Agreement is hereby amended to add the following sentence to the end of Section 2.1:

     "To the extent the Company makes any payment of principal or interest on the Furman Notes in contravention of this paragraph, the Original Lenders shall promptly repay such amounts to the Company."

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above set forth.

                                          ASCENT PEDIATRICS, INC.

                                          By:        /s/ ALAN R. FOX
                                             -----------------------------------
                                              Name: Alan R. Fox
                                              Title:  President and Chief
                                                      Executive Officer

                                          ALPHARMA USPD INC.

                                          By:     /s/ THOMAS L. ANDERSON
                                             -----------------------------------
                                              Name: Thomas L. Anderson
                                              Title:  President

                                          ALPHARMA INC.

                                          By:      /s/ JEFFREY E. SMITH
                                             -----------------------------------
                                              Name: Jeffrey E. Smith
                                              Title:  Vice President, Finance

                                          STATE STREET BANK AND TRUST
                                            COMPANY

                                          By:       /s/ CHARLES ROSSI
                                             -----------------------------------
                                              Name: Charles Rossi
                                              Title:  Vice President

                                          ORIGINAL LENDERS:

                                          FURMAN SELZ INVESTORS II L.P.
                                          FS EMPLOYEE INVESTORS L.L.C.
                                          FS PARALLEL FUND L.P.

                                          By: FS PRIVATE INVESTMENTS LLC MANAGER

                                          By:      /s/ JAMES L. LUIKART
                                             -----------------------------------
                                              Name: James L. Luikart
                                              Title:  Managing Member

                                          BANCBOSTON VENTURES INC.

                                          By:
                                             -----------------------------------

                                              Name:




                                              Title:




                                          FLYNN PARTNERS

                                          By:       /s/ JAMES E. FLYNN
                                             -----------------------------------
                                              Name: James E. Flynn
                                              Title:  General Partner

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article EIGHTH of the Registrant's Second Amended and Restated Certificate of Incorporation provides that no director of the Registrant shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

     Article NINTH of the Registrant's Amended and Restated Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a Director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

     Indemnification is required to be made unless the Registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

     Article NINTH of the Registrant's Second Amended and Restated Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers the Registrant must indemnify those persons to the full extent permitted by such law as so amended.

     Article NINTH also permits the Registrant to purchase and maintain insurance, at the Registrant's expense, to protect any director against any expense, liability or loss incurred by such director in such capacity or arising out of his status as such.

     Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) The following documents are exhibits to the registration statement.


EXHIBIT
NUMBER                           DESCRIPTION OF DOCUMENT
-------                          -----------------------
 2.1(1)        Agreement and Plan of Merger dated as of February 16, 1999 by and between the Registrant and Bird Merger Corporation.
 3.1(2)        Amended and Restated Certificate of Incorporation of the
               Registrant.
 3.2(3)        Certificate of Designation, Voting Powers, Preferences and
               Rights of Series G Convertible Exchangeable Preferred Stock
               of the Registrant.
 3.3(2)        Amended and Restated By-Laws of the Registrant.
 4.1(2)        Specimen Certificate for shares of Common Stock, par value
               $.00004 per share, of the Registrant.
 4.2(1)        Form of Depositary Receipt (included in Exhibit 10.1).
 4.3(1)        Form of 7.5% Convertible Subordinated Note of the Registrant
               issued on February 19, 1999 under the Alpharma Loan
               Agreement (as defined below) (included in Exhibit 10.3).
 4.4(1)        Form of 8% Subordinated Note of the Registrant issued on
               June 1, 1998 under the May 1998 Securities Purchase
               Agreement (as defined below) (included in Exhibit 10.7).
 4.5(1)        Form of 8% Convertible Subordinated Note of the Registrant
               issuable under the May 1998 Securities Purchase Agreement
               (included in Exhibit 10.7).
 4.6           Form of 7.5% Convertible Note of the Registrant issued under the Third Amendment (as defined below) (included in Exhibit
               10.35).
 5.1*          Opinion of Hale and Dorr LLP as to the legality of the
               securities being offered.
 8.1*          Opinion of Hale and Dorr LLP as to the material United
               States federal income tax consequences of the merger.
10.1(1)        Depositary Agreement (the "Depositary Agreement") dated as of February 16, 1999 by and among the Registrant, Alpharma
               USPD, Inc. ("Alpharma") and State Street Bank and Trust
               Company (included in Exhibit 2.1).
10.2(1)        Master Agreement (the "Master Agreement") dated as of
               February 16, 1999 by and among the Registrant, Alpharma and
               Alpharma, Inc. (included in Exhibit 2.1).
10.3(1)        Loan Agreement (the "Alpharma Loan Agreement") dated as of
               February 16, 1999 by and among the Registrant, Alpharma and
               Alpharma, Inc.
10.4(1)        Guaranty Agreement dated as of February 16, 1999 by and
               between the Registrant and Alpharma, Inc.

EXHIBIT
NUMBER                           DESCRIPTION OF DOCUMENT
-------                          -----------------------
10.5(1)        Subordination Agreement (the "Subordination Agreement")
               dated as of February 16, 1999 by and among the Registrant,
               Alpharma and the Original Lenders (as defined therein).
10.6(1)        Registration Rights Agreement dated as of February 16, 1999 by and between the Registrant and Alpharma.
10.7(3)        Securities Purchase Agreement (the "May 1998 Securities
               Purchase Agreement") dated as of May 13, 1998, by and among the Registrant, Furman Selz Investors II L.P., FS Employee
               Investors LLC, FS Parallel Fund L.P., BancBoston Ventures
               Inc. and Flynn Partners.
10.8(1)        Second Amendment dated as of February 16, 1999 to the May
               1998 Securities Purchase Agreement.
10.9(2)(4)     Amended and Restated 1992 Equity Incentive Plan.
10.10(2)(4)    1997 Director Stock Option Plan.
10.11(2)(4)    1997 Employee Stock Purchase Plan.
10.12(2)       Lease dated November 21, 1996 between the Registrant and New
               Boston Wilmar Limited Partnership.
10.13(2)(4)    Employment Agreement dated as of March 15, 1994 between the
               Registrant and Emmett Clemente (the "Clemente Employment
               Agreement").
10.14(2)(4)    Consulting Agreement dated as of April 1, 1996 between the
               Registrant and Robert E. Baldini.
10.15(2)+      Development and License Agreement dated as of October 8,
               1996 by and between the Registrant and Recordati S.A.
               Chemical and Pharmaceutical Company ("Recordati").
10.16(2)       Amendment No. 1 dated February 28, 1997 to the Development and License Agreement dated as of October 8, 1996 by and
               between the Registrant and Recordati.
10.17(2)+      Manufacturing and Supply Agreement dated as of October 8,
               1996 by and between the Registrant and Recordati.
10.18(2)+      Supply Agreement dated as of October 12, 1994 by and between the Registrant and Lyne Laboratories, Inc.
10.19(2)       Securities Purchase Agreement dated as of January 31, 1997 among the Registrant, Triumph-Connecticut Limited
               Partnership and the purchasers identified therein (the
               "Triumph Agreement").
10.20(2)       Waiver and Amendment to the Triumph Agreement dated as of
               March 13, 1997.
10.21(3)       Second Waiver and Amendment to the Triumph Agreement dated as of May 13, 1998.
10.22(2)       Series F Convertible Preferred Stock and Warrant Purchase
               Agreement dated as of June 28, 1996 between the Registrant and certain purchasers identified therein as amended by
               Amendment No. 1 dated as of June 28, 1996 and Amendment No.
               2 dated February 3, 1997.
10.23(2)       Form of Common Stock Purchase Warrant issued to Chestnut
               Partners, Inc. on February 28, 1997.
10.24(2)       Common Stock Purchase Warrant issued to Banque Paribas on
               February 28, 1997.
10.25(2)       Form of Common Stock Purchase Warrant with an exercise price of $.01 per share issued to designees of Bentley Securities on February 28, 1997.
10.26(2)       Form of Common Stock Purchase Warrant with an exercise price of $5.91 per share issued to designees of Bentley Securities on February 28, 1997.
10.27(2)+      Asset Purchase Agreement dated as of March 25, 1997, between the Registrant and Upsher-Smith (the "Asset Purchase
               Agreement"), which includes the form of Manufacturing
               Agreement between the Registrant and Upsher-Smith as Exhibit
               E thereto.
10.28(5)+      Addendum to Asset Purchase Agreement dated as of July 10,
               1997, between the Registrant and Upsher-Smith.
10.29(6)+      Promotion Agreement dated as of November 25, 1998, between the Registrant and Warner-Lambert Company.
10.30(7)       1999 Stock Incentive Plan.

EXHIBIT
NUMBER                           DESCRIPTION OF DOCUMENT
-------                          -----------------------
10.31*         Amendment No. 1 dated as of March 15, 1999 to Clemente
               Employment Agreement.
10.32*         Financial Advisory Services Fee Arrangement dated as of May
               13, 1998 by and among Ascent Pediatrics, Inc., FS Private
               Investments LLC and BancBoston Ventures Inc. as amended by the Letter Agreement dated as of February 16, 1999.
10.33*         Agreement among the Registrant and the Purchasers (as
               defined in the May 1998 Securities Purchase Agreement) dated as of May 26, 1999.
10.34          Supplemental Agreement dated as of July 1, 1999, amending
               and supplementing the Alpharma Loan Agreement, the
               Depositary Agreement, the Subordination Agreement and the
               Master Agreement.
10.35          Third Amendment (the "Third Amendment") dated as of July 1,
               1999 to the May 1998 Securities Purchase Agreement.
10.36          Form of Common Stock Purchase Warrant of the Registrant with an exercise price of $3.00 per share issued pursuant to the
               Third Amendment (included in Exhibit 10.35).
23.1           Consent of PricewaterhouseCoopers LLC, independent
               accountants.
23.2           Consent of KPMG Peat Marwick LLP.
23.3*          Consent of Adams, Harkness & Hill, Inc. (included in Annex
               C-1 to the proxy statement/prospectus which is a part of
               this Registration Statement).
23.4*          Consent of Hale and Dorr LLP (included in Exhibits 5.1 and
               8.1 of this registration statement).
24.1*          Powers of Attorney (included in the signature page of this
               Registration Statement).
99.1*          Form of the proxy card for the annual meeting of the
               Registrant.
99.2           Form of the revised proxy card for the annual meeting of the
               Registrant.


---------------
(1) Incorporated herein by reference to the Exhibits to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission (the "Commission") on February 22, 1999.

(2) Incorporated herein by reference to the Exhibits to the Registrant's Registration Statement on Form S-1 (File No. 333-23319).

(3) Incorporated herein by reference to the Exhibits to the Registrant's Current Report on Form 8-K filed with the Commission on June 2, 1998.

(4) Management contract or compensatory plan or arrangement required to be filed as an Exhibit to this Registration Statement.

(5) Incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K filed with the Commission on July 25, 1997.

(6) Incorporated herein by reference to the Exhibits to the Registrant's Annual Report on Form 10-K filed with the Commission on March 31, 1999.

(7) Incorporated herein by reference to the 1999 Stock Incentive Plan of the Registrant included as Annex D to the proxy statement/prospectus which is a part of this Registration Statement.

 *  Previously filed.

 + Confidential treatment granted as to certain portions, which portions were omitted and filed separately with the Commission.

     (b) Not applicable.

     (c) The opinion of Adams, Harkness & Hill, Inc. is included as Annex C-1, to the proxy statement/prospectus which is part of this registration statement and is incorporated herein by reference.

ITEM 22.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar amount of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        (2) The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the proxy statement/prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wilmington, Commonwealth of Massachusetts on this 2nd day of July, 1999.


                                          ASCENT PEDIATRICS, INC.

                                          By:  /s/ ALAN R. FOX
                                              ----------------------------------
                                               Alan R. Fox
                                               President and Chief Executive
                                               Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                                                 TITLE                    DATE
---------                                                 -----                    ----

/s/ ALAN R. FOX                                President, Chief Executive      July 2, 1999
---------------------------------------------  Officer and Director
    Alan R. Fox                                (Principal Executive
                                               Officer)

/s/ JOHN G. BERNARDI                           Vice President, Finance and     July 2, 1999
---------------------------------------------  Treasurer (Principal
    John G. Bernardi                           Financial and Accounting
                                               Officer)

*                                              Chairman                        July 2, 1999
---------------------------------------------
    Emmett Clemente, Ph.D.

*                                              Vice Chairman                   July 2, 1999
---------------------------------------------
    Robert E. Baldini

*                                              Director                        July 2, 1999
---------------------------------------------
    Raymond F. Baddour, Ph.D.

*                                              Director                        July 2, 1999
---------------------------------------------
    Michael J.F. DuCros

*                                              Director                        July 2, 1999
---------------------------------------------
    Andre L. Lamotte, Sc.D.

*                                              Director                        July 2, 1999
---------------------------------------------
    James L. Luikart

*                                              Director                        July 2, 1999
---------------------------------------------
    Lee J. Schroeder



*By: /S/ ALAN R. FOX

     -----------------------------
           Alan R. Fox
           Attorney-in-Fact

                                 EXHIBIT INDEX


  EXHIBIT
  NUMBER                        DESCRIPTION OF DOCUMENT
  -------                       -----------------------
 2.1(1)       Agreement and Plan of Merger dated as of February 16, 1999 by and between the Registrant and Bird Merger Corporation.
 3.1(2)       Amended and Restated Certificate of Incorporation of the
              Registrant.
 3.2(3)       Certificate of Designation, Voting Powers, Preferences and
              Rights of Series G Convertible Exchangeable Preferred Stock
              of the Registrant.
 3.3(2)       Amended and Restated By-Laws of the Registrant.
 4.1(2)       Specimen Certificate for shares of Common Stock, par value
              $.00004 per share, of the Registrant.
 4.2(1)       Form of Depositary Receipt (included in Exhibit 10.1).
 4.3(1)       Form of 7.5% Convertible Subordinated Note of the Registrant
              issued on February 19, 1999 under the Alpharma Loan
              Agreement (as defined below) (included in Exhibit 10.3).
 4.4(1)       Form of 8% Subordinated Note of the Registrant issued on
              June 1, 1998 under the May 1998 Securities Purchase
              Agreement (as defined below) (included in Exhibit 10.7).
 4.5(1)       Form of 8% Convertible Subordinated Note of the Registrant
              issuable under the May 1998 Securities Purchase Agreement
              (included in Exhibit 10.7).
 4.6          Form of 7.5% Convertible Note of the Registrant issued under the Third Amendment (as defined below) (included in Exhibit
              10.35).
 5.1*         Opinion of Hale and Dorr LLP as to the legality of the
              securities being offered.
 8.1*         Opinion of Hale and Dorr LLP as to the material United
              States federal income tax consequences of the merger.
10.1(1)       Depositary Agreement (the "Depositary Agreement") dated as of February 16, 1999 by and among the Registrant, Alpharma
              USPD, Inc. ("Alpharma") and State Street Bank and Trust
              Company (included in Exhibit 2.1).
10.2(1)       Master Agreement (the "Master Agreement") dated as of
              February 16, 1999 by and among the Registrant, Alpharma and
              Alpharma, Inc. (included in Exhibit 2.1).
10.3(1)       Loan Agreement (the "Alpharma Loan Agreement") dated as of
              February 16, 1999 by and among the Registrant, Alpharma and
              Alpharma, Inc.
10.4(1)       Guaranty Agreement dated as of February 16, 1999 by and
              between the Registrant and Alpharma, Inc.
10.5(1)       Subordination Agreement (the "Subordination Agreement")
              dated as of February 16, 1999 by and among the Registrant,
              Alpharma and the Original Lenders (as defined therein).
10.6(1)       Registration Rights Agreement dated as of February 16, 1999 by and between the Registrant and Alpharma.
10.7(3)       Securities Purchase Agreement (the "May 1998 Securities
              Purchase Agreement") dated as of May 13, 1998, by and among the Registrant, Furman Selz Investors II L.P., FS Employee
              Investors LLC, FS Parallel Fund L.P., BancBoston Ventures
              Inc. and Flynn Partners.
10.8(1)       Second Amendment dated as of February 16, 1999 to the May
              1998 Securities Purchase Agreement.
10.9(2)(4)    Amended and Restated 1992 Equity Incentive Plan.

  EXHIBIT
  NUMBER                        DESCRIPTION OF DOCUMENT
  -------                       -----------------------
10.10(2)(4)   1997 Director Stock Option Plan.
10.11(2)(4)   1997 Employee Stock Purchase Plan.
10.12(2)      Lease dated November 21, 1996 between the Registrant and New
              Boston Wilmar Limited Partnership.
10.13(2)(4)   Employment Agreement dated as of March 15, 1994 between the
              Registrant and Emmett Clemente (the "Clemente Employment
              Agreement").
10.14(2)(4)   Consulting Agreement dated as of April 1, 1996 between the
              Registrant and Robert E. Baldini.
10.15(2)+     Development and License Agreement dated as of October 8,
              1996 by and between the Registrant and Recordati S.A.
              Chemical and Pharmaceutical Company ("Recordati").
10.16(2)      Amendment No. 1 dated February 28, 1997 to the Development and License Agreement dated as of October 8, 1996 by and
              between the Registrant and Recordati.
10.17(2)+     Manufacturing and Supply Agreement dated as of October 8,
              1996 by and between the Registrant and Recordati.
10.18(2)+     Supply Agreement dated as of October 12, 1994 by and between the Registrant and Lyne Laboratories, Inc.
10.19(2)      Securities Purchase Agreement dated as of January 31, 1997 among the Registrant, Triumph-Connecticut Limited
              Partnership and the purchasers identified therein (the
              "Triumph Agreement").
10.20(2)      Waiver and Amendment to the Triumph Agreement dated as of
              March 13, 1997.
10.21(3)      Second Waiver and Amendment to the Triumph Agreement dated as of May 13, 1998.
10.22(2)      Series F Convertible Preferred Stock and Warrant Purchase
              Agreement dated as of June 28, 1996 between the Registrant and certain purchasers identified therein as amended by
              Amendment No. 1 dated as of June 28, 1996 and Amendment No.
              2 dated February 3, 1997.
10.23(2)      Form of Common Stock Purchase Warrant issued to Chestnut
              Partners, Inc. on February 28, 1997.
10.24(2)      Common Stock Purchase Warrant issued to Banque Paribas on
              February 28, 1997.
10.25(2)      Form of Common Stock Purchase Warrant with an exercise price of $.01 per share issued to designees of Bentley Securities on February 28, 1997.
10.26(2)      Form of Common Stock Purchase Warrant with an exercise price of $5.91 per share issued to designees of Bentley Securities on February 28, 1997.
10.27(2)+     Asset Purchase Agreement dated as of March 25, 1997, between the Registrant and Upsher-Smith (the "Asset Purchase
              Agreement"), which includes the form of Manufacturing
              Agreement between the Registrant and Upsher-Smith as Exhibit
              E thereto.
10.28(5)+     Addendum to Asset Purchase Agreement dated as of July 10,
              1997, between the Registrant and Upsher-Smith.
10.29(6)+     Promotion Agreement dated as of November 25, 1998, between the Registrant and Warner-Lambert Company.
10.30(7)      1999 Stock Incentive Plan.

  EXHIBIT
  NUMBER                        DESCRIPTION OF DOCUMENT
  -------                       -----------------------
10.31*        Amendment No. 1 dated as of March 15, 1999 to Clemente
              Employment Agreement.
10.32*        Financial Advisory Services Fee Arrangement dated as of May
              13, 1998 by and among Ascent Pediatrics, Inc., FS Private
              Investments LLC and BancBoston Ventures Inc. as amended by the Letter Agreement dated as of February 16, 1999.
10.33*        Agreement among the Registrant and the Purchasers (as
              defined in the May 1998 Securities Purchase Agreement) dated as May 26, 1999.
10.34         Supplemental Agreement dated as of July 1, 1999, amending
              and supplementing the Alpharma Loan Agreement, the
              Depositary Agreement, the Subordination Agreement and the
              Master Agreement.
10.35         Third Amendment (the "Third Amendment") dated as of July 1,
              1999 to the May 1998 Securities Purchase Agreement.
10.36         Form of Common Stock Purchase Warrant of the Registrant with an exercise price of $3.00 per share issued pursuant to the
              Third Amendment (included in Exhibit 10.35).
23.1          Consent of PricewaterhouseCoopers LLC, independent
              accountants.
23.2          Consent of KPMG Peat Marwick LLP.
23.3*         Consent of Adams, Harkness & Hill, Inc. (included in Annex
              C-1 to the proxy statement/prospectus which is a part of
              this Registration Statement).
23.4*         Consent of Hale and Dorr LLP (included in Exhibits 5.1 and
              8.1 of this registration statement).
24.1*         Powers of Attorney (included in the signature page of this
              Registration Statement).
99.1*         Form of the proxy card for the annual meeting of the
              Registrant.
99.2          Form of the revised proxy card for the annual meeting of the
              Registrant.


---------------
(1) Incorporated herein by reference to the Exhibits to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission (the "Commission") on February 22, 1999.
(2) Incorporated herein by reference to the Exhibits to the Registrant's Registration Statement on Form S-1 (File No. 333-23319).
(3) Incorporated herein by reference to the Exhibits to the Registrant's Current Report on Form 8-K filed with the Commission on June 2, 1998.
(4) Management contract or compensatory plan or arrangement required to be filed as an Exhibit to this Registration Statement.
(5) Incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K filed with the Commission on July 25, 1997.
(6) Incorporated herein by reference to the Exhibits to the Registrant's Annual Report on Form 10-K filed with the Commission on March 31, 1999.

(7) Incorporated herein by reference to the 1999 Stock Incentive Plan of the Registrant included as Annex D to the proxy statement/prospectus which is part of this Registration Statement.

 *  Previously filed.
 + Confidential treatment granted as to certain portions, which portions were omitted and filed separately with the Commission.